SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 6, 2012

COLOMBIA ENERGY RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-32735	87-0567033
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

One Embarcadero Center, Suite 500, San Francisco, CA	94901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 460-1165

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01	Other Events

On April 6, 2012, the Board of Directors of Colombia Energy Resources, Inc. (the “Company”) approved holding the Annual Shareholders' Meeting at 10:00 a.m. local time on Tuesday, May 8, 2012, at The Club at Mediterra, Naples, Florida.

At the meeting, the Company will elect seven directors, ratify the appointment of the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2012, and conduct such other business as may properly come before the annual meeting. The Company’s shareholders of record at the close of business April 9, 2012, will receive notice of the annual meeting. Such notice will include the Company's 2012 Information Statement and 2011 annual report on Form 10-K, filed with the SEC on March 30, 2012.

Rule 14a-8 Proposal Deadline

Because the date of this year's annual meeting has been changed by more than 30 days from the date of the previous year's meeting, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, shareholder proposals for inclusion in the proxy or related materials for the meeting must be delivered to, or mailed to and received by the Corporate Secretary, Colombia Energy Resources, Inc., One Embarcadero Center, Suite 500, San Francisco, CA 94901, on or before April 12, 2012. Shareholder proposals must comply with the requirements of Rule 14a-8, and may be omitted otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colombia Energy Resources, Inc.

Date: April 10, 2012	By	/s/ Ronald G. Stovash
Ronald G. Stovash, Chief Executive Officer

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